Exhibit 99.1

ASTROTECH REPORTS THIRD QUARTER OF FISCAL YEAR 2018 FINANCIAL RESULTS

Austin, Texas - May 14, 2018 - Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the third quarter of fiscal year 2018 ended March 31, 2018.

“In the third quarter, we made progress at 1st Detect, announcing two key milestones regarding our newly developed TRACER 1000, which detects trace amounts of military, commercial, and homemade explosives, plus narcotic substances such as fentanyl,” said Thomas B. Pickens III, Chairman and CEO of Astrotech.

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TSA Cargo Qualification: The TRACER 1000 was accepted into the Transportation Security Administration (TSA)’s Air Cargo Screening Qualification Test (ACSQT) program to address the needs of airports and cargo facilities worldwide as they endeavor to screen 100% of checked luggage and other cargo that is transported on passenger aircraft, as mandated by the 9/11 Commission Act.

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TSA Checkpoint Qualification: The TRACER 1000 began testing for passenger screening at airport security checkpoints, entering the Developmental Test & Evaluation (DT&E) phase of TSA’s qualification process. A successful DT&E phase will lead to Transportation Security Laboratory (TSL) Certification, a significant endorsement that foreign governments and other U.S. government agencies consider before procuring ETDs. Certification is also a major step towards being listed on TSA’s Qualified Products List (QPL), and subsequently being deployed in airports worldwide.

“We believe our mass spectrometry-based instrumentation provides far superior detection capabilities compared to existing screening technologies, and we are excited about its continued positive feedback from TSA and its market potential,” continued Pickens. “We are also pleased with the progress being made at Astral Images in gaining market acceptance for its Astral ICE product suite, including the granting of a key patent.”

Astral Images was awarded one new US patent: ‘UHD High Dynamic Range Aesthetic Match (Continuation)’ (US)., and 1st Detect was awarded two new patents: ‘Mass Spectrometers Having Real Time Ion Isolation Signal Generators’ (US), and ‘End Cap Voltage Control of Ion Traps’ (international).

Third Quarter Fiscal Year 2018 Financial Highlights

Revenue, costs of goods sold, SG&A, and R&D are expected to continue to fluctuate based on the timing of projects.

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Total operating expenses have been cut by $336 thousand, or 10.5%, from the prior year third quarter. For the nine months ended March 31, 2018, total operating expenses have decreased $806 thousand, or 8.1%, compared to the nine months ended March 31, 2017, as we focus on securing certification for the Tracer 1000 and marketing Astral ICETM.

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During the current fiscal year, the Company has spent a total of $9.1 million on all projects and SG&A, compared to $11.1 million during the same period in the prior fiscal year. This represents a decrease of 18.0% in total spending. The Company has realigned its resources to focus on the TRACER 1000, as opposed to the government subcontracts and R&D hybrid of the previous year. This has allowed the Company to streamline its operations, which has resulted in the aforementioned savings.

•	At March 31, 2018, cash and investments were $6.3 million, and there was no debt.

About Astrotech

Astrotech (NASDAQ: ASTC) is an innovative science and technology company that invents, acquires, and commercializes technological innovations sourced from research institutions, laboratories, universities, and internally, and then funds, manages, and builds proprietary, scalable start-up companies for profitable divestiture to market leaders to maximize shareholder value. 1st Detect develops, manufactures, and sells chemical analyzers for use in the security, defense, healthcare, food and beverage, and environmental markets. Sourced from decades of image research from IBM and Kodak laboratories, Astral Images sells film-to-digital image enhancement, defect removal and color correction software, as well as post-processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track, on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information, please visit www.astrotechcorp.com.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530
IR Contact: Nicole Conser, Marketing Director, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
Revenue	$—	$411	$41	$1,937
Cost of revenue	—	161	24	1,211
Gross profit	—	250	17	726
Operating expenses:
Selling, general and administrative	1,363	1,633	4,397	5,817
Research and development	1,495	1,561	4,721	4,107
Total operating expenses	2,858	3,194	9,118	9,924
Loss from operations	(2,858)	(2,944)	(9,101)	(9,198)
Interest and other income, net	3	99	103	232
Loss before income taxes	(2,855)	(2,845)	(8,998)	(8,966)
Income tax benefit	—	(2)	—	(2)
Net loss	(2,855)	(2,847)	(8,998)	(8,968)
Less: Net loss attributable to noncontrolling interest	—	(47)	—	(150)
Net loss attributable to Astrotech Corporation	$(2,855)	$(2,800)	$(8,998)	$(8,818)
Weighted average common shares outstanding:
Basic and diluted	4,060	4,033	4,059	4,095
Basic and diluted net loss per common share:
Net loss attributable to Astrotech Corporation	$(0.70)	$(0.69)	$(2.22)	$(2.15)
Other comprehensive loss, net of tax:
Net loss attributable to Astrotech Corporation	$(2,855)	$(2,800)	$(8,998)	$(8,818)
Available-for-sale securities:
Net unrealized (loss) gain	(32)	18	(67)	(21)
Reclassification adjustment for realized loss	42	—	76	60
Total comprehensive loss	$(2,845)	$(2,782)	$(8,989)	$(8,779)

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2018	June 30, 2017
Assets
Current assets
Cash and cash equivalents	$633	$2,184
Short-term investments	5,647	10,900
Accounts receivable, net of allowance	4	146
Inventory, net	9	166
Prepaid expenses and other current assets	269	269
Total current assets	6,562	13,665
Property and equipment, net	2,618	3,180
Long-term investments	50	1,990
Other assets, net	81	—
Total assets	$9,311	$18,835
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$124	$259
Payroll related accruals	398	907
Accrued liabilities and other	406	641
Income tax payable	2	2
Total current liabilities	930	1,809
Other liabilities	216	256
Total liabilities	1,146	2,065
Commitments and contingencies
Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 shares authorized, no shares issued and outstanding, at March 31, 2018 and June 30, 2017, respectively	—	—
Common stock, no par value, 15,000,000 shares authorized; 4,505,473 and 4,508,509 shares issued at March 31, 2018 and June 30, 2017, respectively; 4,107,538 and 4,111,281 shares outstanding at March 31, 2018 and June 30, 2017, respectively	190,544	190,382
Treasury stock, 397,935 and 397,228 shares at cost at March 31, 2018 and June 30, 2017, respectively	(4,124)	(4,121)
Additional paid-in capital	1,708	1,483
Accumulated deficit	(179,911)	(170,913)
Accumulated other comprehensive loss	(52)	(61)
Total stockholders’ equity	8,165	16,770
Total liabilities and stockholders’ equity	$9,311	$18,835